UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2017

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, we awarded annual bonus options to purchase up to 111,000 shares of our common stock to certain officers of the Company as a reward for their services. The exercise price of the options is based on the closing price of our common stock of $7.06 on April 3, 2017, and the options vest in three equal installments, beginning on April 3, 2018 and becoming fully vested on April 3, 2020. Any unvested options will expire if the employment of the respective executive terminates. The option grants are as follows:

•	Jim Schutz, Chief Executive Officer: 30,000 options;
•	Robert Miller, Chief Financial Officer: 30,000 options;
•	Robert Northey, Executive Vice President of Research and Development: 17,000 options;
•	Marc Umscheid, Chief Strategy and Marketing Officer: 17,000 options;
•	Jeff Day, Presdident of Intraderm™ Pharmaceuticals division: 17,000 options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: April 7, 2017	/s/ Jim Schutz
Name: Jim Schutz
Title: Chief Executive Officer

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